EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D and to all amendments to such statement.

This statement on Schedule 13D is filed by TDR Capital LLP, TDR Capital II Investments L.P., Arrow Holdings S.à r.l., MFA Holding S.à r.l. (fka Algeco Holding S.à r.l.), MFA Limited Partnership SLP (fka Algeco Limited Partnership SLP), MFA Global S.à r.l. (in liquidation) (fka Algeco Global S.à r.l.), Sapphire Holding S.à r.l., Manjit Dale, Gary Lindsay and Thomas Mitchell.

Dated: April 23, 2026

MANJIT DALE

By:	/s/ Emma Gilks
Emma Gilks, as attorney-in-fact for Manjit Dale

GARY LINDSAY

By:	/s/ Gary Lindsay
Gary Lindsay

THOMAS MITCHELL

By:	/s/ Thomas Mitchell
Thomas Mitchell

TDR CAPITAL LLP

By:	/s/ Blair Thompson
	Name:	Blair Thompson
	Title:	Partner

TDR CAPITAL II INVESTMENTS L.P.

By:	TDR Capital LLP

By:	/s/ Blair Thompson
	Name:	Blair Thompson
	Title:	Partner, TDR Capital LLP acting in its capacity as fund manager

SAPPHIRE HOLDING S.À R.L.

By:	/s/ Evelina Jakstas
	Name:	Evelina Jakstas
	Title:	Class A Manager

ARROW HOLDINGS S.À R.L.

By:	/s/ Evelina Jakstas
	Name:	Evelina Jakstas
	Title:	Class A Manager

MFA HOLDING S.À R.L.

By:	/s/ Evelina Jakstas
	Name:	Evelina Jakstas
	Title:	Class A Manager

MFA LIMITED PARTNERSHIP SLP

By:	MFA G.P. S.a r.l.

By:	/s/ Evelina Jakstas
	Name:	Evelina Jakstas
	Title:	Manager, MFA G.P. S.a r.l.

MFA GLOBAL S.À R.L. (IN LIQUIDATION)

By:	/s/ Evelina Jakstas
	Name:	Evelina Jakstas
	Title:	Liquidator